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                                                                 EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 5, 2002

Dear Sir/Madam:

We have read the first five (5) paragraphs of Item 4 included in the Joint Current Report on Form 8-K dated April 5, 2002, of Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                 Very truly yours,

                                                /s/ Arthur Andersen LLP
                                                ------------------------------
                                                ARTHUR ANDERSEN LLP

cc: Mr. Ronald C. Brown, Executive Vice President and Chief Financial Officer
    Starwood Hotels & Resorts Worldwide, Inc.